Exhibit 99.1
NV5 ANNOUNCES RECORD THIRD QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS
Hollywood, FL – November 3, 2022 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the third quarter ended October 1, 2022.

"NV5’s growth in both revenues and profitability in the third quarter resulted in another record quarter and once again demonstrates the success of the NV5 business model. Utilities continue to be a driver of NV5’s business, and our geospatial vertical delivered its strongest quarter ever in revenue and new contract bookings. NV5 has consistently delivered growth and profitability exceeding the industry average and has demonstrated resilience to changing economic conditions. We enter the fourth quarter with a strong backlog, a healthy acquisition pipeline, and potential high-margin, non-discretionary service offerings," said Dickerson Wright, PE, Chairman and CEO of NV5.
Third Quarter 2022 Results
•Gross revenues in the third quarter of 2022 were $204.1 million compared to $185.6 million in the third quarter of 2021, a 10% increase.
•Net income in the third quarter of 2022 was $16.1 million compared to $12.6 million in the third quarter of 2021, a 28% increase.
•Adjusted EBITDA in the third quarter of 2022 was $36.0 million compared to $34.7 million in the third quarter of 2021, a 4% increase.
•GAAP EPS in the third quarter of 2022 was $1.05 per share compared to $0.83 per share in the third quarter of 2021, a 27% increase.
•Adjusted EPS in the third quarter of 2022 was $1.50 per share compared to $1.25 per share in the third quarter of 2021, a 20% increase. Diluted weighted average shares were 15,301,545 in the third quarter of 2022 compared to 15,069,660 in the third quarter of 2021.
•Cash flows provided by operations were $26.1 million in the third quarter of 2022 compared to $15.8 million in the third quarter of 2021, a 65% increase.
•Reduced net debt leverage to 0.28x, a 33% decrease when compared to the second quarter of 2022.
Nine Months Ended October 1, 2022 Results
•Gross revenues for the nine months ended October 1, 2022 were $597.0 million compared to $518.2 million in the nine months ended October 2, 2021, a 15% increase.
•Net income for the nine months ended October 1, 2022 was $42.0 million compared to $31.7 million in the nine months ended October 2, 2021, a 32% increase.
•Adjusted EBITDA for the nine months ended October 1, 2022 was $102.7 million compared to $93.1 million in the nine months ended October 2, 2021, a 10% increase.
•GAAP EPS for the nine months ended October 1, 2022 was $2.75 per share compared to $2.19 per share in the nine months ended October 2, 2021, a 26% increase.
•Adjusted EPS for the nine months ended October 1, 2022 was $3.99 per share compared to $3.50 per share in the nine months ended October 2, 2021, a 14% increase. Diluted weighted average shares were 15,242,453 for the nine months ended October 1, 2022, compared to 14,486,683 in the nine months ended October 2, 2021.
•Cash flows provided by operations for the nine months ended October 1, 2022 were $80.4 million compared to $78.1 million in the nine months ended October 2, 2021.
•Organic growth for the nine months ended October 1, 2022 was 7%.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its third quarter 2022 financial results at 4:30 p.m. (Eastern Time) on November 3, 2022. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, November 3, 2022
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	October 1, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$54,171	$47,980
Billed receivables, net	141,308	153,814
Unbilled receivables, net	98,081	89,734
Prepaid expenses and other current assets	20,896	12,442
Total current assets	314,456	303,970
Property and equipment, net	41,042	32,729
Right-of-use lease assets, net	38,008	44,260
Intangible assets, net	167,592	188,224
Goodwill	398,614	389,916
Other assets	2,427	2,844
Total Assets	$962,139	$961,943

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$48,722	$55,954
Accrued liabilities	58,481	50,461
Billings in excess of costs and estimated earnings on uncompleted contracts	27,886	29,444
Other current liabilities	1,421	1,551
Current portion of contingent consideration	9,224	5,807
Current portion of notes payable and other obligations	18,140	20,734
Total current liabilities	163,874	163,951
Contingent consideration, less current portion	2,813	2,521
Other long-term liabilities	28,760	34,304
Notes payable and other obligations, less current portion	63,238	111,062
Deferred income tax liabilities, net	21,097	25,385
Total liabilities	279,782	337,223

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,559,921 and 15,414,005 shares issued and outstanding as of October 1, 2022 and January 1, 2022, respectively	156	154
Additional paid-in capital	467,416	451,754
Retained earnings	214,785	172,812
Total stockholders’ equity	682,357	624,720
Total liabilities and stockholders’ equity	$962,139	$961,943

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Gross revenues	$204,075	$185,553	$596,960	$518,151

Direct costs:
Salaries and wages	48,295	45,145	141,976	131,630
Sub-consultant services	41,253	35,779	116,557	89,003
Other direct costs	14,592	12,802	45,426	35,714
Total direct costs	104,140	93,726	303,959	256,347

Gross profit	99,935	91,827	293,001	261,804

Operating expenses:
Salaries and wages, payroll taxes and benefits	49,670	44,597	146,719	131,761
General and administrative	16,730	12,978	47,611	37,891
Facilities and facilities related	5,441	5,194	15,822	15,330
Depreciation and amortization	9,771	10,108	29,373	29,764
Total operating expenses	81,612	72,877	239,525	214,746

Income from operations	18,323	18,950	53,476	47,058

Interest expense	(1,003)	(1,475)	(2,804)	(5,362)

Income before income tax expense	17,320	17,475	50,672	41,696
Income tax expense	(1,257)	(4,902)	(8,699)	(10,005)
Net income and comprehensive income	$16,063	$12,573	$41,973	$31,691

Earnings per share:
Basic	$1.09	$0.86	$2.85	$2.27
Diluted	$1.05	$0.83	$2.75	$2.19

Weighted average common shares outstanding:
Basic	14,768,689	14,593,623	14,732,726	13,963,372
Diluted	15,301,545	15,069,660	15,242,453	14,486,683

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Net income	$41,973	$31,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,091	33,397
Non-cash lease expense	9,409	7,941
Provision for doubtful accounts	1,252	1,077
Stock-based compensation	15,249	12,087
Change in fair value of contingent consideration	(543)	(67)
Gain on disposals of property and equipment	(100)	(1,059)
Deferred income taxes	(4,288)	(4,318)
Amortization of debt issuance costs	556	1,024
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	13,281	16,728
Unbilled receivables	(8,633)	(10,024)
Prepaid expenses and other assets	(8,105)	(4,160)
Accounts payable	(7,937)	1,366
Accrued liabilities	(1,608)	403
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,902)	(8,233)
Other current liabilities	(304)	218
Net cash provided by operating activities	80,391	78,071

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(5,020)	(23,569)
Proceeds from sale of assets	87	843
Purchase of property and equipment	(14,874)	(6,714)
Net cash used in investing activities	(19,807)	(29,440)

Cash flows from financing activities:
Proceeds from common stock offering	—	172,500
Borrowings from Senior Credit Facility	—	138,750
Payments on notes payable	(7,796)	(7,299)
Payments of contingent consideration	(1,597)	(663)
Payments of borrowings from Senior Credit Facility	(45,000)	(283,832)
Payments of common stock offering costs	—	(10,657)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	—	(52)
Payments of debt issuance costs	—	(890)
Net cash (used in) provided by financing activities	(54,393)	7,857

Net increase in cash and cash equivalents	6,191	56,488
Cash and cash equivalents – beginning of period	47,980	64,909
Cash and cash equivalents – end of period	$54,171	$121,397

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Nine Months Ended
		October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net Income		$16,063	$12,573	$41,973	$31,691
Add:	Interest expense	1,003	1,475	2,804	5,362
	Income tax expense	1,257	4,902	8,699	10,005
	Depreciation and amortization	11,033	11,461	33,091	33,397
	Stock-based compensation	5,634	4,297	15,249	12,087
	Acquisition-related costs*	1,043	(23)	892	607
Adjusted EBITDA		$36,033	$34,685	$102,708	$93,149

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Nine Months Ended
		October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net Income - per diluted share		$1.05	$0.83	$2.75	$2.19
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.59	0.57	1.66	1.77
	Income tax expense	(0.14)	(0.15)	(0.42)	(0.46)
Adjusted EPS		$1.50	$1.25	$3.99	$3.50